UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2021

F-STAR THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37718	52-2386345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eddeva B920 Babraham Research Campus

Cambridge, United Kingdom CB22 3AT

(Address of Principal Executive Offices, and Zip Code)

+44-1223-497400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FSTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on March 30, 2021, F-star Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with SVB Leerink LLC (“SVB Leerink”) with respect to an “at-the-market” offering program under which the Company could offer and sell, from time to time at the Company’s sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50 million, through SVB Leerink as its sales agent.

On May 6, 2021, the Company delivered written notice to SVB Leerink to terminate the Sales Agreement pursuant to Section 11(b) thereof, which the parties agreed to make immediately effective.

A copy of the Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-254884), filed with the Securities and Exchange Commission on March 31, 2021 and declared effective on April 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F-STAR THERAPEUTICS, INC.

Dated: May 6, 2021	By:	/s/ Darlene Deptula-Hicks
	Name:	Darlene Deptula-Hicks
	Title:	Chief Financial Officer, Treasurer and Secretary